EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER, LLP

February 17, 2022

Krystal Biotech, Inc.

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Krystal Biotech, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to 1,004,367 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), reserved for issuance pursuant to the Company’s 2017 IPO Stock Incentive Plan (the “Plan”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Shares will be duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the terms of the Plan, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP